As filed with the Securities and Exchange Commission on July 15, 2011

REGISTRATION NO. 333-174091

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                          3714                 13-4172059
--------------------------------------------------------------------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                               335 CONNIE CRESCENT
                                CONCORD, ONTARIO,
                                 CANADA L4K 5R2
                                 (905) 695-4142
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            -------------------------

                                    MARK YUNG
                               EXECUTIVE CHAIRMAN
                               335 CONNIE CRESCENT
                                CONCORD, ONTARIO,
                                 CANADA L4K 5R2
                                 (905) 695-4142
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                                   COPIES TO:

   JOSEPH A. BARATTA, ESQ.                          ERNEST WECHSLER, ESQ.
BARATTA, BARATTA & AIDALA LLP                KRAMER LEVIN NAFTALIS & FRANKEL LLP
 546 FIFTH AVENUE, 6TH FLOOR                     1177 AVENUE OF THE AMERICAS
     NEW YORK, NY 10036                            NEW YORK, NEW YORK 10036
       (212) 750-9700                                   (212) 715-9100

      Approximate date of commencement of proposed sale to the public: Not applicable.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer |_|               Accelerated filer |_|
Non-accelerated filer |_|                 Smaller reporting company |X|

                       DEREGISTRATION OF UNSOLD SECURITIES

      This Post-Effective Amendment No. 1 to Form S-1 relates to the Registration Statement on Form S-1 (Registration No. 333-174091) initially filed by Environmental Solutions Worldwide, Inc. (the "Company") as a Registration on Form S-3 on May 10, 2011 (the "Registration Statement"). This Post-Effective Amendment No. 1 is filed in accordance with the undertaking made by the Company in the Registration Statement to set forth the results of the subscription offer and to remove from registration by means of a post-effective amendment any of the securities that remained unsold at the termination of the rights offering.

      The Company's stockholders validly subscribed for 15,726,659 shares of the Company's common stock in the rights offering. The rights were exercised at $0.12 per share, resulting in total gross proceeds to the Company from the rights offering of approximately $1.9 million.

      The Company is filing this Post-Effective Amendment No. 1 to deregister 26,714,248 shares of the Company's common stock that had been registered for issuance pursuant to the Registration Statement. The shares of the Company's Common Stock remained unsold as of the termination of the Company's rights offering for which the Registration Statement was filed.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Concord, Province of Ontario, on July 15, 2011.

                                       Environmental Solutions Worldwide, Inc.


                                       By:    /s/ Mark Yung
                                              ----------------------------------
                                       Name:  Mark Yung
                                       Title  Executive Chairman

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES                             TITLE                         DATE
------------------------------------------------------------------------------

*
--------------------------           Board of
Praveen Nair                  Chief Financial Officer            July 15, 2011

/s/ Mark Yung                 Executive Chairman of the
--------------------------           Board of
Mark Yung                            Directors                   July 15, 2011

*
--------------------------
Nitin Amersey                        Director                    July 15, 2011

*
--------------------------
John Dunlap, III                     Director                    July 15, 2011

*
--------------------------
Benjamin Black                       Director                    July 15, 2011

*
--------------------------
Joshua Black                         Director                    July 15, 2011

*
--------------------------
John Hannan                          Director                    July 15, 2011

*
--------------------------
Zohar Loshitzer                      Director                    July 15, 2011

*
--------------------------
John Suydam                          Director                    July 15, 2011


*By:   /s/ Mark Yung
       ---------------------------------------
       Mark Yung, Attorney-in-Fact